                                                                     EXHIBIT 4.1

                               WARRANT AGREEMENT

                         dated as of September 17, 1997

                                  by and among

                       UNITED STATES FILTER CORPORATION,

                         WESTERN FARM & CATTLE COMPANY,

                       CALIFORNIA LAND & CATTLE COMPANY,

                             N.N. INVESTORS, L.P.,

                             ST RANCH GENPAR, INC.,

                                      and

                            FW RANCH PARTNERS, L.P.

                                 WARRANT AGREEMENT
                                 -----------------

          WARRANT AGREEMENT, dated as of September 17, 1997, by and among UNITED STATES FILTER CORPORATION, a Delaware corporation (the "Company"), WESTERN FARM & CATTLE COMPANY, a California corporation, CALIFORNIA LAND & CATTLE COMPANY, a California corporation, N.N. INVESTORS, L.P., a Delaware limited partnership, ST RANCH GENPAR, INC., a Texas corporation, and FW RANCH PARTNERS, L.P., a Texas limited partnership (collectively, the "Sellers").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

          WHEREAS, the Company and the Sellers have entered into an Agreement for Sale and Purchase of Partnership Interests, dated as of August 3, 1997 (the "Acquisition Agreement");


          WHEREAS, the Company proposes to issue warrants to Sellers ("Warrants") to purchase up to 1,200,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") at exercise prices of $50.00 per share of Common Stock for 600,000 Shares and $60.00 per share of Common Stock for 600,000 Shares (subject to adjustments as hereinafter provided);


          WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Acquisition Agreement) by the Company to Sellers in partial consideration for Sellers' sale of certain partnership interests under the Acquisition Agreement;


          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          Section 1.  Grant.  The Sellers are hereby granted the right to
                      -----
purchase, at any time after the first contractual sale of water, and the receipt of monies, funds, assets, debt forgiveness or the like therefor, by the Company or any Affiliate of the Company or by the IID or another Governmental Body as trustee or otherwise for the benefit of the Company or any Affiliate of the Company from Water Rights appurtenant to the Properties of WFLP, California Farms and FWRLP, as such terms are defined in the Acquisition Agreement, to occur after September 17, 1997 (the "Closing Date") until 5:30 p.m., New York time, on September 17, 2007 (the "Exercise Period"), up to 1,200,000 Shares (subject to adjustment as provided in Section 8 hereof) at exercise prices equal to $50.00 per Share for 600,000 Shares and $60.00 per Share for 600,000 Shares (subject to adjustment as provided in Section 8 hereof), all subject to the terms and conditions of this Agreement. Each Seller shall receive the Warrants for the number of Shares and at the exercise prices stated on Schedule I hereto.


          Section 2.  Warrant Certificates.  The warrant certificates (the
                      --------------------
"Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions and other variations as required or permitted by this Agreement. The Warrant Certificates shall further evidence the purchase rights granted hereby.


          Section 3.  Exercise of Warrant; Method of Exercise.  The purchase
                      ---------------------------------------
rights represented by each Warrant Certificate are exercisable at the option of the Holder (as defined herein) thereof, in whole or in part (but not for less than 5,000 Shares if exercised in part), at any time or from time to time during the Exercise Period. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Common Stock Exercise Price (as hereinafter defined), payable to the Company, by certified or official bank check or wire transfer in New York Clearing House funds for the Shares purchased, at the Company's principal offices in Palm Desert, California (currently located at 40-004 Cook Street, Palm Desert, California 92211), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company, at its expense, shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder. The Holder shall identify the aggregate principal amount of Shares for which the Warrant is exercised on the Form of Election to Purchase.


          Section 4.  Issuance of Certificates.  Upon the exercise of Warrants,
                      ------------------------
the issuance of certificates for the Shares and/or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof (other than state or federal income taxes), and such certificates shall (subject to the provisions of Section 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which
--------  -------
may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder thereof and the Company shall not be required to issue or deliver such certificates unless or until the individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, government or department or agency of a government ("Person") or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the Shares and/or other securities, property or rights issuable upon the exercise of Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon and by the manual or facsimile signature of the then present Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing the Shares and/or other securities, property or rights issuable upon exercise of Warrants shall be dated the date on which the exercise is perfected by the Holder hereof as provided in Section 3 hereof (the "Exercise Date") and any interest bearing securities so issued shall accrue interest from the Exercise Date.


          Section 5.  Restriction On Transfer of Warrants.  The Holder of a
                      -----------------------------------
Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. Subject to compliance with all applicable federal and state securities laws, the Sellers may transfer the Warrants and this Agreement
(i) upon receiving the written consent of the Company or (ii) to any direct or indirect partner of any Holder or any Affiliate thereof; provided, however, that
                                                         --------  -------
any such transferee shall agree with the Company in writing prior to each such transfer to be bound by the terms of this Agreement. As used herein, "Affiliate" shall mean any Person (a) more than 50% of any class of the outstanding voting securities of which is owned, directly or indirectly, by one or more Holders and/or one or more Affiliates, or (b) over which one or more Holders is otherwise able to exert actual control; provided, however, that, for
                                                   --------  -------
purposes of clause (b) of this definition, actual control shall be determined solely based on whether the Holder has in fact the ability to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.


          Section 6.  Exercise Price.
                      --------------


          Section 6.1.  Initial and Adjusted Exercise Price. The initial
                        -----------------------------------
exercise price of each Warrant for Common Stock shall be the exercise price stated on the Warrant Certificates issued on the Closing Date, as prepared in accordance with Schedule I hereto. The adjusted exercise price for Common Stock shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Section 8 hereof.


          Section 6.2.  Exercise Price.  The term "Common Stock Exercise Price"
                        --------------
herein shall mean the initial exercise price for Common Stock hereunder or, if the initial exercise price has been adjusted pursuant to the terms hereof, the adjusted exercise price for Common Stock hereunder.

          Section 7.  Transfer Restrictions.
                      ---------------------


          Section 7.1.  Registration Under the Securities Act of 1933.  The
                        ---------------------------------------------
Warrants, the Shares and any of the other securities issuable upon exercise of Warrants have not been registered under the Securities Act of 1933, as amended. Upon exercise, in part or in whole, of Warrants, the Shares shall be subject to the restrictions on transfer specified in Article V of the Transfer, Registration Rights and Governance Agreement among the Company and Sellers dated September 17, 1997 (the "Transfer Agreement"), and the certificates representing the Shares shall bear the legends required under Article V of the Transfer Agreement.


          Section 8.  Adjustments to Exercise Price and Number of Securities.
                      ------------------------------------------------------


          Section 8.1.  Computation of Adjusted Exercise Price.  Except as
                        --------------------------------------
hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 8.3 or 8.7 hereof), including shares held in the Company's treasury (but excluding (i) shares issued upon the exercise of any options, rights or warrants and shares issued upon the direct or indirect conversion or exchange of securities and (ii) shares issued pursuant to employee or director benefit plans approved by a majority of the Company's entire Board of Directors), for a consideration per share less than the Market Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Common Stock Exercise Price shall (until another such issuance or sale or other event giving rise to an adjustment to the Common Stock Exercise Price pursuant to this Section 8) be adjusted (calculated to the nearest full cent) by multiplying the Common Stock Exercise Price in effect immediately prior to such issuance or sale by the quotient derived by dividing (x) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company in connection with such issuance or sale would purchase at such Market Price, by (y) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Common Stock Exercise Price
      --------  -------
be adjusted pursuant to this computation to an amount in excess of the Common Stock Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock as provided by
Section 8.3 hereof.


          As used herein, the "Market Price" of Common Stock at any date shall be deemed to be the last reported sale price (expressed as a dollar value per share) or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or, if not so listed or admitted, by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National

Market System ("NASDAQ/NMS") or, if not approved for quotation on the NASDAQ/NMS, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through NASDAQ or a similar organization if NASDAQ is no longer reporting such information or, if such security is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


          For the purposes of any computation to be made in accordance with this
Section 8.1, the following provisions shall be applicable:



               (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.


               (ii) In case of the issuance or sale of shares of Common Stock for consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earned or contingent payment right or similar arrangement, agreement or understanding, whether oral or written, all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof; provided, however, that if any Holder does not
                                --------  -------
     agree with such valuation, a mutually acceptable independent appraiser shall make such valuation, the cost of which shall be borne by the Company.


               (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company other than the Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

               (iv) The reclassification of securities of the Company (other than shares of Common Stock) into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.


               (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof, upon the exercise of options, rights and warrants and upon the conversion or exchange of convertible or exchangeable securities.


          Section 8.2.  Options, Rights, Warrants and Convertible and
                        ---------------------------------------------
Exchangeable Securities.  In case the Company shall at any time after the date
-----------------------
hereof issue options, rights or warrants to purchase or subscribe for, or exercisable for, shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Market Price for Common Stock immediately prior to the issuance of such options, rights, warrants or convertible or exchangeable securities, or without consideration, the Common Stock Exercise Price in effect immediately prior to the issuance of such options, rights, warrants or convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section
8.1 hereof; provided that:
            --------


               (i) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase or subscription price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.


               (ii) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of such convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

               (iii) If any change shall occur in the purchase or subscription price per share provided for in any of such options, rights or warrants or in the conversion or exchange price per share of such securities, such options, rights, warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights, warrants or convertible or exchangeable securities at the new purchase, subscription, conversion or exchange price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.


          Section 8.3.  Subdivision and Combination.  In case the Company shall
                        ---------------------------
at any time (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide or combine the outstanding shares of Common Stock, or (iii) issue any class of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Common Stock Exercise Price in effect immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification shall forthwith be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of capital stock which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, division, subdivision, combination or reclassification.


          Section 8.4.  Adjustment in Number of Securities.  Upon each
                        ----------------------------------
adjustment of the Common Stock Exercise Price pursuant to the provisions of this
Section 8, the number of shares of Common Stock issuable upon exercise at the adjusted Common Stock Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Common Stock Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Common Stock Exercise Price.


          Section 8.5.  Common Stock.  If any class, classes and/or series of
                        ------------
capital stock is issued in exchange for Common Stock upon conversion thereof or in lieu thereof in connection with any change in par or stated value, recapitalization, reorganization or other transaction, such class, classes and/or series of capital stock shall thereafter be the Common Stock referred to herein.


          Section 8.6.  Merger or Consolidation.  In case of any consolidation
                        -----------------------
or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or other securities issuable upon exercise of Warrants) or in case of any sale or conveyance to another Person of all or substantially of the assets and the property of the Company, then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder of each Warrant then outstanding a supplemental warrant agreement providing that such Holder shall have the right thereafter to receive, upon exercise of such Warrant (until the expiration of such Warrant) the kind and amount of securities, rights and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of Warrant Securities issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations, mergers, conveyances and sales.


          Section 8.7.  No Adjustment of Exercise Price in Certain Cases.  No
                        ------------------------------------------------
adjustment of the Common Stock Exercise Price shall be made:


               (i) Upon the issuance or sale of the Warrants, upon exercise of the Warrants or the issuance of the shares of Common Stock issuable upon the exercise of the Warrants; or


               (ii) If the amount of said adjustment shall be less than one cent (1 cent) per share; provided, however, that in such case any adjustment
                         --------  -------
     that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent (1 cent) per share.


          Section 8.8.  Certificate of Adjustment.  After each adjustment of the
                        -------------------------
Common Stock Exercise Price or the amount of Warrant Securities purchasable upon exercise of Warrants pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Common Stock Exercise Price, as so adjusted; (ii) the number of Shares purchasable upon exercise of each Warrant after such adjustment; and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its records and cause a brief summary thereof to be sent by first-class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof, except as to any Holder to whom the Company failed to mail such notice or except as to any Holder whose notice was defective.

          Section 8.9.  Validity of Warrant Certificate.  Irrespective of any
                        -------------------------------
adjustments or changes in the Common Stock Exercise Price or the number of Shares purchasable upon exercise of Warrants, Warrant Certificates theretofore and thereafter issued shall continue to express the Common Stock Exercise Price per share and the number of Shares purchasable thereunder as of the date such Warrant Certificates were originally issued; provided that the Holders shall be
                                             --------
entitled to exercise Warrants represented by such Warrant Certificates after giving effect to each such adjustment and change, and such Warrant Certificate shall be deemed to incorporate each such adjustment and change as if new Warrant Certificates reflecting each such adjustment and change had been issued to the Holders.


          Section 8.10.  Dividends and Other Distributions.  In the event that
                         ---------------------------------
the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock and other than a regularly scheduled dividend with respect to any calendar year declared within such calendar year or the following calendar year which does not exceed one hundred percent (l00%) of net earnings (after taxes) for such calendar year) or otherwise distribute to all its stockholders any assets (including shares of any subsidiary), property, rights, evidences of indebtedness, securities (other than shares of Common Stock) then, forthwith upon such declaration, the Common Stock Exercise Price (until another such declaration or other event causing price adjustments to the Common Stock Exercise Price pursuant to this Section 8) whether issued by the Company or by another, or other thing of value, shall be adjusted (calculated to the nearest $.0001) by multiplying the Common Stock Exercise Price in effect immediately prior to the record date for such dividend or other distribution by the quotient derived by dividing (i) the difference between (a) the product of the number of shares of Common Stock outstanding immediately prior to such declaration multiplied by the Market Price for Common Stock immediately prior to such declaration and (b) the aggregate fair market value amount of such dividend or distribution so declared by (ii) the product of the number of shares of Common Stock outstanding immediately prior to such declaration multiplied by the Market Price for Common Stock immediately prior to such declaration. Such adjustments shall be made on the record date for determination of stockholders entitled to receive such dividend or distribution.


          Section 9.  Exchange and Replacement of Warrant Certificates.  Each
                      ------------------------------------------------
Warrant Certificate is exchangeable, without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder at the time of such surrender.


          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.


          Section 10.  Elimination of Fractional Interests.  The Company shall
                       -----------------------------------
not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of Warrants, nor shall it be required to issue scrip or pay cash in lieu of such fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.


          Section 11.  Reservation and Listing of Securities.  The Company shall
                       --------------------------------------
at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance of Common Stock issuable upon exercise of Warrants, such number of shares of Common Stock as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Common Stock Exercise Price, all Shares of Common Stock and other securities issuable upon such exercise when issued shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any security holder of the Company. As long as Warrants shall be outstanding, the Company shall use reasonable efforts to cause the Common Stock issuable upon the exercise of Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on NASDAQ/NMS.


          The Company represents and warrants that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and has all requisite power, authority and legal right to enter into this Agreement; (ii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity); (iii) the Warrants have been duly authorized, validly issued and are fully paid and non-assessable and are not subject to any preemptive rights; and (iv) as of June 23, 1997, the Company had 80,377,604 shares of Common Stock issued and outstanding.


          Section 12.  Notices to Warrant Holders.  Nothing contained in this
                       --------------------------
Agreement shall be construed as conferring upon the Holders of Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the earlier of the expiration of the Warrants or their exercise, any of the following events shall occur:

               (i) the Company shall take a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or


               (ii) the Company shall offer to all the holders of shares of Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or


               (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;


then, in any one or more of said events, the Company shall give written notice of such event to each Holder of Warrants at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or offer. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with such dividend, distribution, offer, dissolution, liquidation, winding up or sale.


          Section 13.  Notices.  All notices, requests, consents and other
                       -------
communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:


               (i) If to a Holder, to the address of such Holder as shown on the books of the Company; or


               (ii) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.


          Section 14.  Supplements and Amendments.  The Company and the Sellers
                       --------------------------
may from time to time supplement or amend this Agreement without the approval of any Holders (other than Sellers) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Sellers may deem necessary or desirable and which the Company and the Sellers deem shall not adversely affect the interests of the Holders.

          Section 15.  Successors.  All the covenants and provisions of this
                       ----------
Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.


          Section 16.  Termination.  Except for the representation and warranty
                       -----------
of the Company contained herein that all Shares issued upon the exercise of any Warrants are validly issued, fully paid and non-assessable, this Agreement, and all provisions hereof, shall terminate at the close of business on September 17, 2007.


          Section 17.  Governing Law; Submission to Jurisdiction.  This
                       -----------------------------------------
Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing conflicts of laws.


          The Company, Sellers and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the District of Delaware, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Sellers and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company, the Sellers and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address referred to in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Sellers and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its(their) reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.


          Section 18.  Entire Agreement; Modification.  This Agreement
                       ------------------------------
(including the Acquisition Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.


          Section 19.  Severability.  If any provision of this Agreement shall
                       ------------
be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          Section 20.  Captions.  The caption headings of the Sections of this
                       --------
Agreement are for convenience of reference only, are not intended as, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.


          Section 21.  Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any Person other than the Company and Sellers and any other Holders of Warrants, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and Sellers and any other Holders of Warrants.


          Section 22.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



[SEAL]                        UNITED STATES FILTER CORPORATION



                              By:  /s/ Michael E. Hulme
                                  --------------------------------
                                  Name:   Michael E. Hulme
                                  Title:  Attorney-in-Fact for
                                          Richard J. Heckmann



                              WESTERN FARM & CATTLE COMPANY



                              By:  /s/ Ardon E. Moore
                                  --------------------------------
                                  Name:   Ardon E. Moore
                                  Title:  President



                              N.N. INVESTORS, L.P.



                              By:  California Land & Cattle Company,
                                   its General Partner



                              By:  /s/ Ardon E. Moore
                                  --------------------------------
                                  Name:   Ardon E. Moore
                                  Title:  President

                              CALIFORNIA LAND & CATTLE COMPANY



                              By:  /s/ Ardon E. Moore
                                  --------------------------------
                                  Name:   Ardon E. Moore
                                  Title:  President



                              ST RANCH GENPAR, INC.



                              By:  /s/ Ardon E. Moore
                                  --------------------------------
                                  Name:   Ardon E. Moore
                                  Title:  President



                              FW RANCH PARTNERS, L.P.



                              By: ST Ranch GenPar, Inc.,
                                  its General Partner



                              By:  /s/ Ardon E. Moore
                                  --------------------------------
                                  Name:   Ardon E. Moore
                                  Title:  President

                                 SCHEDULE  I



Seller                                Warrants       Exercise Price
------                                --------       --------------
N.N. Investors, L.P.                  551,232        $50
                                      551,232        $60

FW Ranch Partners, L.P.                42,768        $50
                                       42,768        $60

California Land & Cattle Company        5,568        $50
                                        5,568        $60

ST Ranch GenPar, Inc.                     432        $50
                                          432        $60

Western Farm & Cattle Company               0        N/A
                                            0        N/A
                                    ---------
                                    1,200,000
                                    =========

                                                            EXHIBIT A


                                 FORM OF WARRANT CERTIFICATE


          THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


          THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


                           EXERCISABLE ON OR BEFORE
                 5:30 P.M., NEW YORK TIME, SEPTEMBER 17, 2007.


No. W-____                                                  ___________ Warrants


                                 WARRANT CERTIFICATE


          This Warrant Certificate certifies that ________________, or its registered assigns, is the registered holder of __________________ Warrants to purchase initially, at any time after the first contractual sale of water, and the receipt of monies, funds, assets, debt forgiveness or the like therefor, by the Company or any Affiliate of the Company or by the IID or another Governmental Body as trustee for the benefit of the Company or any Affiliate of the Company from Water Rights appurtenant to the Properties of WFLP, California Farms and FWRLP, as such terms are defined in the Acquisition Agreement, dated August 3, 1997, by and among the Company and the Sellers named therein, to occur after the date of this Warrant Certificate until 5:30 p.m. New York time on September 17, 2007 (the "Expiration Date"), up to ________________ fully paid and non-assessable shares of Common Stock, par value $.01 per share (the "Common Stock") of UNITED STATES FILTER CORPORATION, a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Common Stock Exercise Price"), equal to $_____ per share upon surrender of this Warrant Certificate and payment of the Common Stock Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of September 17, 1997 between the Company and the Sellers (the "Warrant Agreement"). Each Warrant entitles the holder thereof initially to purchase one (1) share of Common Stock.

Payment of the Common Stock Exercise Price shall be made by certified or official bank check or wire transfer in New York Clearing House funds payable to the order of the Company.


          No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.


          The Warrants evidenced by this Warrant Certificate are a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holder(s) (the word "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.


          The Warrant Agreement provides that, upon the occurrence of certain events, the Common Stock Exercise Price and the type and/or number of the Company's securities issuable upon exercise of Warrants may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, in exchange for the old Warrant Certificate, issue a new Warrant Certificate evidencing the adjustment in the Common Stock Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant
--------  -------
Certificates shall not in any way change, alter or otherwise impair the rights of the holder(s) as set forth in the Warrant Agreement.


          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.


          Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.


          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of September 17, 1997.


                              UNITED STATES FILTER CORPORATION


[SEAL]
                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                          FORM OF ELECTION TO PURCHASE
                            PURSUANT TO SECTION 3.1


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check or wire transfer payable in New York Clearing House Funds to the order of UNITED STATES FILTER CORPORATION in the amount of $_______________________, all in accordance with the terms of Section 3.1 of that certain Warrant Agreement dated as of September 17, 1997 by and among UNITED STATES FILTER CORPORATION, WESTERN FARM & CATTLE COMPANY, CALIFORNIA LAND & CATTLE COMPANY, N.N. INVESTORS, L.P., ST RANCH GENPAR, INC. and FW RANCH PARTNERS, L.P. The undersigned requests that a certificate for such securities be registered in the name of ___________________________________, whose address is
_____________________________________ and that such certificate be delivered to
________________________ whose address is _____________________________________.


Date: _______________________      Signature:________________________________
                                             (Signature must conform in all
                                   respects to name of holder as specified on the face of the Warrant Certificate.)



                                   ------------------------------------------
                                   (Insert Social Security or Other Identifying
                                   Number of Holder)

                                 FORM OF ASSIGNMENT


            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


                    FOR VALUE RECEIVED,_______________________________________
hereby sells, assigns and transfers unto


                 ---------------------------------------------
                 (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________________________ Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:___________________           Signature:__________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                   ____________________________________________
                                   (Insert Social Security or Other Identifying
                                   Number of Assignee)